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                                                                    EXHIBIT 21.3

                    SUBSIDIARIES OF TSW INTERNATIONAL, INC.



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                                    STATE OR OTHER JURISDICTION OF      NAMES UNDER WHICH SUCH
NAME OF SUBSIDIARY                  INCORPORATION OR ORGANIZATION       SUBSIDIARY DOES BUSINESS
------------------                  -----------------------------       ------------------------
TSW International, Ltd.              United Kingdom                     TSW International, Ltd.
                                                                        TSW (UK) Limited
TSW International, SA                France                             TSW International, SA
TSW International Pty Ltd            New South Wales                    TSW International Pty Ltd
                                                                        Cartsun Pty. Limited
Northernprise Sdn. Bhd.              Kuala Lumpur                       Northernprise Sdn. Bhd.
TSW International Software Pte Ltd   Singapore                          TSW International Software Pte Ltd.
TSW International, SARL              France                             TSW International, SARL
TSW Services, Inc.                   Georgia                            TSW Services, Inc.
TSW Network Services, Inc.           Georgia                            TSW Network Services, Inc.
TSW Services Corporation             Virgin Islands                     TSW Services Corporation
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